Exhibit 4.2
SIXTH AMENDMENT TO THE
TRANSFER AND SERVICING AGREEMENT
     This SIXTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT, dated as of October 26, 2007 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor, and World Financial Network Credit Card Master Note Trust (the “Issuer”), as Issuer, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, (as amended by the First Amendment to the Transfer and Servicing Agreement, dated as of November 7, 2002, among WFN Credit, WFN, as Servicer and the Issuer, as further amended by the Omnibus Amendment, dated as of March 31, 2003, among WFN, WFN Credit, the Issuer and BNY Midwest Trust Company, as Trustee, as further amended by the Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Fourth Amendment to the Transfer and Servicing Agreement, dated as of March 30, 2005, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Fifth Amendment to the Transfer and Servicing Agreement, dated as of June 13, 2007, among WFN, as Servicer, WFN Credit, as Transferor and the Issuer, and as further amended from time to time, the “Transfer Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Transfer Agreement.
     WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     1. Amendment to Transfer Agreement. The Transfer Agreement is hereby amended by adding the following subsection (c) to Section 2.7 immediately following subsection (b):
“(c) Treatment of Defaulted Receivables. In addition to the foregoing, on the later of October 26, 2007 and the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action be deemed to sell, transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables and related Finance Charge Receivables in such Account, all monies and amounts due or to become due with respect thereto and all proceeds thereof. The purchase price for the receivables conveyed pursuant to this Section 2.7(c) during any Monthly Period shall equal the amount of Recoveries received by the Transferor during such Monthly Period, including any proceeds received by the Transferor from the sale of Defaulted Receivables, and all such Recoveries shall be deposited into the Collection Account as provided in this Agreement.”
     2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date hereof, (i) upon receipt hereof by each of the parties hereto of counterparts duly executed
Sixth Amendment to Transfer Agreement

and delivered by each of the parties hereto, and (ii) satisfaction of each of the conditions precedent described in Section 9.1(a) of the Transfer Agreement.
     (b) On and after the execution and delivery hereof, this Amendment shall be a part of the Transfer Agreement and each reference in the Transfer Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby.
     (c) Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     3. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
     (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     (d) The Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]

Sixth Amendment to Transfer Agreement

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer
By:	/s/ Ronald C. Reed
	Name:	Ronald C. Reed
	Title:	Assistant Treasurer

WFN CREDIT COMPANY, LLC, as Transferor
By:	/s/ Daniel T. Groomes
	Name:	Daniel T. Groomes
	Title:	President

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association , not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Annette E. Morgan
	Name:	Annette E. Morgan
	Title:	Trust Officer
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Sixth Amendment to Transfer Agreement